AGL Resources Reports Third Quarter 2015 Earnings

•	3Q15 EPS of $0.34 excluding merger expenses and a non-cash goodwill impairment, compared to $0.19 in 3Q14

•	Excluding merger expenses and a non-cash goodwill impairment, consolidated EPS guidance for 2015 is $2.85 - $3.10

•	Merger agreement entered into between AGL Resources and Southern Company on August 23, 2015

ATLANTA, November 9, 2015 -- AGL Resources Inc. (NYSE: GAS) today reported third quarter 2015 income from continuing operations, excluding merger expenses and a non-cash goodwill impairment, of $41 million, or $0.34 per diluted share, compared to $23 million, or $0.19 per share, in the third quarter of 2014.

Earnings per Share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Diluted earnings per share - consolidated	$0.09	$(0.06)	$2.05	$2.80
Less: Discontinued operations (per share)	—	(0.25)	—	(0.67)
Diluted earnings per share - continuing operations	0.09	0.19	2.05	3.47
Add: Merger expenses (per share)	0.18	—	0.18	—
Add: Non-cash goodwill impairment (per share)	0.07	—	0.07	—
Diluted earnings per share - continuing operations adjusted for merger expenses and goodwill impairment	0.34	0.19	2.30	3.47
Less: Wholesale services (per share)	0.09	(0.03)	0.34	1.58
Diluted earnings per share - continuing operations adjusted for merger expenses, goodwill impairment and wholesale services	$0.25	$0.22	$1.96	$1.89

Segment Earnings Before Interest and Taxes (EBIT):

In millions	3Q15	3Q14	Variance	% EBIT Contribution
Distribution operations	$86	$89	$(3)	75%
Retail operations	11	5	6	9
Wholesale services	18	(7)	25	16
Midstream operations (1)	(16)	(4)	(12)	—
Other (2)	(38)	(2)	(36)	—
Total	$61	$81	$(20)	100%
Total excluding merger expenses and goodwill impairment	$110	$81	$29

In millions	YTD 2015	YTD 2014	Variance	% EBIT Contribution
Distribution operations	$420	$428	$(8)	70%
Retail operations	115	102	13	19
Wholesale services (3)	66	308	(242)	11
Midstream operations (1)	(20)	(14)	(6)	—
Other (2)	(42)	(7)	(35)	—
Total	$539	$817	$(278)	100%
Total excluding merger expenses and goodwill impairment	$588	$817	$(229)

(1)	EBIT for the three and nine months ended September 30, 2015 includes a goodwill impairment of $14 million.

(2)	EBIT for the three and nine months ended September 30, 2015 includes merger expenses of $35 million.

(3)
Average annual economic earnings expectation for wholesale services is $50 million. YTD 2015 and 2014 results reflect wholesale services’ ability to generate significant upside in periods of market volatility.

For the third quarter, the primary drivers of the year-over-year decrease in EBIT were merger expenses and a $14 million goodwill impairment included in the midstream operations segment, which were partially offset by increased operating margin in the wholesale services segment as a result of higher hedge gains and increased commercial activity driven by favorable natural gas price spreads. Excluding wholesale services, merger expenses and the goodwill impairment, EBIT increased by $4 million due primarily to the following:

•
Increased operating margin from infrastructure replacement programs of $7 million and higher operating margin related to customer usage and customer growth of $4 million at distribution operations; and

•	Lower operating expenses of $5 million in the retail operations segment due primarily to lower legal expenses; partially offset by

•
Higher operating expenses in the distribution operations segment due to $5 million of operation and maintenance expenses related to the Pipeline Replacement Program (PRP) true-up settlement at Atlanta Gas Light and $6 million in higher payroll and benefits expenses.

For the first nine months, the primary drivers of the year-over-year decline in EBIT were lower operating margin in the wholesale services segment (operating margin in 2014 reflected record commercial activity resulting from extremely colder temperatures in 2014) and merger expenses. Excluding wholesale services, merger expenses and the goodwill impairment, EBIT increased by $13 million due primarily to the following:

•	Increased operating margin from infrastructure replacement programs of $18 million and higher operating margin related to customer usage and customer growth of $14 million at distribution operations;

•	Higher operating margin at retail operations of $15 million related to the recovery of net hedge losses recorded in 2014; and

•	A retained fuel true-up at one of our storage facilities in 2014; partially offset by

•
Colder-than-normal weather for the first nine months of 2015 resulting in EBIT of $15 million across the distribution operations and retail operations segments; this compares to additional EBIT of $33 million for the first nine months of 2014 related to significantly colder-than-normal weather; and

•	Higher depreciation expense in the distribution operations segment of $13 million due to additional assets placed in service.

INTEREST EXPENSE, INCOME TAXES AND NONCONTROLLING INTEREST

•
Interest expense for the third quarter of 2015 was $42 million, a decrease of $2 million compared to the third quarter of 2014. Interest expense for the first nine months of 2015 was $128 million, a decrease of $7 million compared to the first nine months of 2014 due to the lower interest rates on our commercial paper borrowings issued to repay $200 million of senior notes that matured during the first quarter of 2015.

•
Income tax expense for the third quarter of 2015 was $7 million, compared to $14 million for the same period in 2014. Income tax expense for the first nine months of 2015 was $150 million, compared to $254 million for the first nine months of 2014. The year-to-date decrease was due to lower earnings relative to the prior year.

•
Net income attributable to noncontrolling interest was $1 million for the third quarter of 2015, and $15 million and $14 million for the nine months ended September 30, 2015 and 2014, respectively. This reflects the 15% share of earnings attributable to the company's SouthStar Energy Services joint venture partner.

2015 EARNINGS GUIDANCE

Excluding merger expenses and the $0.07 goodwill impairment noted above, AGL Resources expects its consolidated diluted EPS in 2015 to be in the range of $2.85 to $3.10, excluding mark-to-market hedge movements for 2016 and forward positions. Adjusted 2015 earnings per share excluding wholesale services are expected to be in the range of $2.70 to $2.80 excluding merger expenses and the goodwill impairment. Adjusted EPS guidance excludes the wholesale services segment to remove earnings volatility created by mark-to-market accounting in this segment, and to better describe the underlying earnings drivers and results from our other operating segments.

The wholesale services segment is expected to generate economic earnings in the range of $100 million to $110 million in 2015 (substantially higher than the annual average expectation of $50 million). EPS on a GAAP basis related to wholesale services is expected to be $0.30-$0.40 per share. The wholesale services EPS estimate excludes mark-to-market movements that may impact EPS in 2015. Reported EBIT for the wholesale services segment will be provided each quarter along with a reconciliation to economic earnings.

Unanticipated changes in these events or other circumstances could materially impact earnings, and could result in earnings for 2015 significantly above or below this guidance. Factors that could cause such changes are described below in Forward-Looking Statements and in other company documents on file with the Securities and Exchange Commission.

THIRD QUARTER 2015 BUSINESS UPDATES

In September 2015, Elizabethtown Gas, a subsidiary of AGL Resources, proposed a comprehensive plan that will allow the company to continue its investment in the replacement of aging pipeline infrastructure and support the company's No. 1 priority of maintaining a safe and reliable natural gas distribution system. Elizabethtown Gas is seeking approval from the New Jersey Board of Public Utilities (NJBPU) to invest more than $1.1 billion over a 10-year period to replace 630 miles of pipeline. The proposed plan, known as SMART (Safety, Modernization and Reliability Tariff), aims to remove all aging cast iron and steel pipelines by 2027.

In October 2015, the Georgia Public Service Commission (the Georgia Commission) issued a final order involving Atlanta Gas Light (AGL) related to its PRP that concluded in December 2013. Under this order, in October 2015, AGL began recovering $144 million of the $178 million unrecovered program revenue that was requested in its February 2015 filing. This order also permits AGL to recover mitigation costs in future base rate after March 2017. The order from the Georgia Commission marks the completion of AGL's comprehensive, 15-year program.

SOUTHERN COMPANY / AGL RESOURCES MERGER UPDATES

Through November 8, 2015, The Southern Company (Southern Company) and AGL Resources have filed applications for regulatory approval of the proposed merger with the following regulatory authorities: U.S. Department of Justice and Federal Trade Commission (under the Hart-Scott-Rodino Act), Illinois Commerce Commission, NJBPU, Virginia State Corporation Commission and Maryland Public Service Commission. Both companies intend to make their remaining regulatory filings before the end of the year.

In addition, AGL Resources has scheduled a special shareholder meeting for shareholders to vote on the proposed merger with Southern Company. The proposed merger is subject to approval by AGL Resources' shareholders, approval by certain regulatory authorities and certain other customary closing conditions. AGL Resources plans to hold the special meeting of shareholders at its corporate headquarters at Ten Peachtree Place in Atlanta on November 19, 2015, at 9 a.m. ET. The record date for determination of shareholders entitled to vote at the special meeting was the close of business on October 9, 2015.

AGL Resources has suspended earnings conference calls due to the proposed merger and related regulatory filings and approval processes which are pending in several jurisdictions. A quarterly presentation with earnings highlights will be posted in the Investor Relations section of www.aglresources.com.

About AGL Resources
AGL Resources (NYSE:GAS) is an Atlanta-based energy services holding company with operations in natural gas distribution, retail operations, wholesale services and midstream operations. AGL Resources serves approximately 4.5 million utility customers through its regulated distribution subsidiaries in seven states. The company also serves over one million retail customers through its SouthStar Energy Services joint venture and Pivotal Home Solutions, which market natural gas and related home services. Other non-utility businesses include asset management for natural gas wholesale customers through Sequent Energy Management and ownership and operation of natural gas storage facilities. AGL Resources is a Fortune 500 company and a member of the S&P 500 Index.
Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements include matters that are not historical facts, such as statements regarding our future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. Because these statements involve anticipated events or conditions, forward-looking statements often include words such as "anticipate," "assume," "believe," "can," "could," "estimate," "expect," "forecast," "future," "goal," "indicate," "intend," "may," "outlook," "plan," "potential," "predict," "project," "seek," "should," "target," "would," or similar expressions. Forward-looking statements contained in this press release include, without limitation, statements regarding the proposed merger with Southern Company, 2015 financial performance of our wholesale services segment, Elizabethtown Gas' SMART plan, the recovery of costs in future base rates and our 2015 earnings guidance and related expectations and assumptions.

Actual results may differ materially from those suggested by the forward-looking statements for a number of reasons including, but not limited to, the failure to receive, on a timely basis or otherwise, the required approvals in connection with the proposed merger with Southern Company by our shareholders and government or regulatory agencies (including the terms of such approvals); the risk that another condition to closing of the merger may not be satisfied; changes in price, supply and demand for natural gas and related products; the impact of changes in state and federal legislation and regulation including any changes related to climate change; actions taken by government agencies on rates and other matters; concentration of credit risk; utility and energy industry consolidation; the impact on cost and timeliness of construction projects by government and other approvals, development project delays, adequacy of supply of diversified vendors, unexpected change in project costs, including the cost of funds to finance these projects; limits on pipeline capacity; the impact of acquisitions and divestitures; our ability to successfully fully integrate operations that we have or may acquire or develop in the future, direct or indirect effects on our business, financial condition or liquidity resulting from any change in our credit ratings, or any change in the credit ratings of our counterparties or competitors; interest rate fluctuations; financial market conditions, including disruptions in the capital markets and lending environment; general economic conditions; uncertainties about environmental issues and the related impact of such issues, including our environmental remediation plans; the impact of changes in weather, including climate change, on the temperature-sensitive portions of our business; the impact of natural disasters, such as hurricanes, on the supply and price of natural gas; acts of war or terrorism; the outcome of litigation; and other factors which are provided in detail in our filings with the Securities and Exchange Commission, which we incorporate by reference in this press release. There can be no assurance that the proposed merger with Southern Company will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in this press release, as well as under Item 1.A in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and Part I, Item 1.A in our current Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015. The company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the company, investors and security holders should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to the company or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

There also may be other factors that we do not anticipate or that we do not recognize are material that could cause results to differ materially from expectations. Forward-looking statements speak only as of the date they are made. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by law.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the transaction between AGL Resources and Southern Company. In connection with the transaction, the company filed a definitive proxy statement with the United States Securities and Exchange Commission (the “SEC”) on October 13, 2015. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY

BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors and security holders can obtain the definitive proxy statement, as well as other filings containing information about AGL Resources, free of charge, at the SEC’s website at www.sec.gov, or free of charge from the company at www.aglresources.com under the Investor Relations section or by directing a request to the company at AGL Resources Inc., P.O. Box 4569, Atlanta, GA 30302-4569.
Participants in the Solicitation
The directors and executive officers of the company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the company’s directors and executive officers is available in its definitive proxy statement filed with the SEC on March 17, 2015. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation is included in the proxy statement and other relevant materials filed with the SEC or to be filed with the SEC when they become available.
Supplemental Information
Management evaluates segment financial performance based on operating margin and EBIT, which include the effects of corporate expense allocations. The company believes EBIT is a useful measurement of its performance because it provides information that can be used to evaluate the effectiveness of its businesses from an operational perspective, exclusive of the costs to finance those activities and exclusive of income taxes, neither of which is directly relevant to the efficiency of those operations.

Operating margin is a non-GAAP measure calculated as operating revenues minus cost of goods sold and revenue taxes, excluding operation and maintenance expense, depreciation and amortization, certain taxes other than income taxes, and gains or losses on the sale of assets, if any. These items are included in the company's calculation of operating income. The company believes operating margin is a better indicator than operating revenues of the contribution resulting from customer growth, since cost of gas and revenue taxes are generally passed directly through to customers.

In addition, in this press release AGL Resources has presented a non-GAAP measure of adjusted earnings per share (EPS) that excludes the impacts of our wholesale services segment, our merger expenses, a non-cash goodwill impairment in our midstream segment and our discontinued operations. The company believes presenting EPS excluding wholesale services provides investors with an additional measure of operating performance excluding the volatility effects resulting from mark-to-market and LOCOM accounting adjustments in the wholesale services segment. As the company does not regularly engage in transactions of the magnitude of the proposed merger with Southern Company, and consequently does not regularly incur merger expenses of correlative size, the company believes presenting EPS excluding merger expenses provides investors with an additional measure of AGL Resources’ core operating performance. The company also has chosen to exclude a non-cash goodwill impairment related to our midstream operations segment because management believes that investors may find it useful to assess our core operating performance without this non-cash item. Income (loss) related to the sale of Tropical Shipping is reflected as discontinued operations for the three and nine months ended September 30, 2014, and the company believes excluding the impacts of discontinued operations provides a more accurate view of earnings from continuing operations. Details related to these adjustments are included in the management discussion and analysis section of our Annual Report on Form 10-K.

Operating margin and adjusted EPS should not be considered as alternatives to, or more meaningful indicators of, the company's operating performance than net income attributable to AGL Resources Inc., operating income or EPS as determined in accordance with GAAP. In addition, the company's operating margin and adjusted EPS may not be comparable to similarly titled measures of another company. Reconciliation of non-GAAP financial measures referenced in this press release and otherwise in the earnings conference call and webcast is attached to this release and available on the company's Website at http://www.aglresources.com/ under the Investor Relations section.

AGL RESOURCES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,			Nine Months Ended September 30,
In millions, except per share amounts	2015	2014	Fav/(Unfav)	2015	2014	Fav/(Unfav)
Operating revenues (includes revenue taxes of $9 and $83 for the three and nine months in 2015, respectively, and $9 and $103 for the three and nine months in 2014, respectively)	$584	$589	$(5)	$2,979	$3,940	$(961)
Operating expenses
Cost of goods sold	146	198	52	1,303	2,000	697
Operation and maintenance	204	193	(11)	662	693	31
Depreciation and amortization	98	93	(5)	293	281	(12)
Taxes other than income taxes	28	30	2	142	160	18
Merger-related expenses	35	—	(35)	35	—	(35)
Goodwill impairment	14	—	(14)	14	—	(14)
Total operating expenses	525	514	(11)	2,449	3,134	685
Gain on disposition of assets	—	3	(3)	—	3	(3)
Operating income	59	78	(19)	530	809	(279)
Other income	2	3	(1)	9	8	1
Interest expense, net	(42)	(44)	2	(128)	(135)	7
Income before income taxes	19	37	(18)	411	682	(271)
Income tax expense	7	14	7	150	254	104
Income from continuing operations	12	23	(11)	261	428	(167)
Loss from discontinued operations, net of tax	—	(31)	31	—	(80)	80
Net income (loss)	12	(8)	20	261	348	(87)
Less net income attributable to noncontrolling interest	1	—	(1)	15	14	(1)
Net income (loss) attributable to AGL Resources	$11	$(8)	$19	$246	$334	$(88)
Net income (loss) attributable to AGL Resources
Income from continuing operations	$11	$23	$(12)	$246	$414	$(168)
Loss from discontinued operations, net of tax	—	(31)	31	—	(80)	80
Net income (loss) attributable to AGL Resources	$11	$(8)	$19	$246	$334	$(88)
Per common share information
Basic earnings (loss) per common share
Continuing operations	$0.09	$0.19	$(0.10)	$2.06	$3.48	$(1.42)
Discontinued operations	—	(0.25)	0.25	—	(0.67)	0.67
Basic earnings (loss) per common share attributable to AGL Resources	$0.09	$(0.06)	$0.15	$2.06	$2.81	$(0.75)
Diluted earnings (loss) per common share
Continuing operations	$0.09	$0.19	$(0.10)	$2.05	$3.47	$(1.42)
Discontinued operations	—	(0.25)	0.25	—	(0.67)	0.67
Diluted earnings (loss) per common share attributable to AGL Resources	$0.09	$(0.06)	$0.15	$2.05	$2.80	$(0.75)
Weighted average number of common shares outstanding
Basic	119.6	119.0		119.5	118.8
Diluted	120.0	119.4		119.8	119.2

AGL Resources Inc.
Reconciliation of Wholesale Services’ Reported EBIT to Economic Earnings
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In millions	2015	2014	2015	2014
Wholesale services EBIT reported on a GAAP basis	$18	$(7)	$66	$308
Current quarter and prior year-end realized storage roll-out, net	(10)	5	18	(10)
Current transportation and hedge movement, net of prior period hedge offset	(3)	(2)	9	(21)
Deferred incentive compensation	1	—	4	—
Economic Earnings	$6	$(4)	$97	$277

Contacts:

Financial
Sarah Stashak
Director, Investor Relations
Office: 404-584-4577
sstashak@aglresources.com

Media
Tami Gerke
Director, External Communications
Office: 404-584-3873
tgerke@aglresources.com